Exhibit 99.1

Agilent Reports Second-Quarter Fiscal Year 2024 Financial Results

Full-year outlook revised to reflect slower market recovery
Announces plan to repurchase $0.75 billion of its common stock by end of fiscal year
Board of directors authorizes new $2.0 billion share repurchase program

Highlights

•Revenue of $1.57 billion, down 8.4% reported and 7.4% core(1) from the second quarter of 2023.

•GAAP net income of $308 million; earnings per share (EPS) of $1.05, up 3% from the second quarter of 2023.

•Non-GAAP(2) net income of $356 million; EPS of $1.22, down 4% from the second quarter of 2023.

•Full-year revenue outlook revised at $6.420 billion to $6.500 billion, representing a range of down 6.0% to 4.9% on a reported basis and down 5.4% to 4.3% core(1). Fiscal year 2024 non-GAAP(3) earnings guidance also revised at a range of $5.15 to $5.25 per share.

•Third-quarter revenue outlook expected at $1.535 billion to $1.575 billion with non-GAAP(3) EPS of $1.25 to $1.28.

•The company plans to repurchase $0.75 billion of its common stock by the end of the fiscal year, and the board recently authorized a new $2.0 billion share repurchase program.

SANTA CLARA, Calif., May 29, 2024 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.57 billion for the second quarter ended April 30, 2024, a decline of 8.4% reported and 7.4% core(1) compared to the second quarter of 2023.
Second-quarter GAAP net income was $308 million, or $1.05 per share. This compares with $302 million, or $1.02 per share, in the second quarter of fiscal year 2023. Non-GAAP(2) net income was $356 million, or $1.22 per share during the quarter, compared with $377 million or $1.27 per share during the second quarter a year ago.
“In Q2, we delivered on our expectations and showed the resiliency of our diversified business. While we see the market improving, it is improving at a slower pace than anticipated,” said Padraig McDonnell, Agilent president and CEO. “We are taking decisive action to streamline our cost structure and capture incremental opportunities in the markets as they recover. I’m confident about the future and extremely excited about the opportunities that lie ahead for Agilent.”
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Financial Highlights

In the first quarter of 2024, Agilent implemented certain changes to its segment reporting structure. Prior period segment information has been recast to reflect these changes. These changes have no impact on Agilent’s consolidated financial statements.

Life Sciences and Applied Markets Group
Agilent’s Life Sciences and Applied Markets Group (LSAG) reported second-quarter revenue of $754 million, a decline of 14% reported and 13% core(1) year-over-year. LSAG’s operating margin for the quarter was 24.7%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported second-quarter revenue of $402 million, an increase of 4% reported and 5% core(1) year-over-year. ACG’s operating margin for the quarter was 30.5%.

Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) reported second-quarter revenue of $417 million, a decrease of 9% reported and 8% core(1) year-over-year. DGG’s operating margin for the quarter was 20.5%.

Full Year 2024 and Third-Quarter Outlook
Full-year revenue outlook is revised at $6.420 billion to $6.500 billion, representing a range of down 6.0% to 4.9% on a reported basis and down 5.4% to 4.3% core(1). Fiscal year 2024 non-GAAP(3) earnings guidance is revised at a range of $5.15 to $5.25 per share.
The outlook for third-quarter revenue is expected in the range of $1.535 billion to $1.575 billion, a decline of 8.2% to 5.8% reported and 6.9% to 4.5% core(1). Third quarter non-GAAP(3) earnings guidance is expected in the range of $1.25 to $1.28 per share.
The outlook is based on forecasted currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s second-quarter 2024 financial results on a conference call with investors today at 1:30 p.m. PDT. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q2
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2024 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.83 billion in fiscal 2023 and employs approximately 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, non-GAAP earnings guidance for Q3 and fiscal year 2024, share repurchase program, and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2024. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q2 fiscal year 2024 are set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q3 fiscal year 2024 and full fiscal year 2024 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

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(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of restructuring and other related costs, intangibles amortization, transformational initiatives, acquisition and integration costs and net (gain) loss on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q3 fiscal year 2024 and full fiscal year 2024 exclude primarily the estimated impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $25 million per quarter.

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Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com
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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023

Net revenue	$1,573	$1,717	$3,231	$3,473

Costs and expenses:
Cost of products and services	717	793	1,467	1,581
Research and development	113	126	241	249
Selling, general and administrative	380	415	776	834
Total costs and expenses	1,210	1,334	2,484	2,664

Income from operations	363	383	747	809

Interest income	19	12	37	21
Interest expense	(20)	(24)	(42)	(49)
Other income (expense), net	12	6	35	6

Income before taxes	374	377	777	787

Provision for income taxes	66	75	121	133

Net income	$308	$302	$656	$654

Net income per share:
Basic	$1.05	$1.02	$2.24	$2.21
Diluted	$1.05	$1.02	$2.23	$2.20

Weighted average shares used in computing net income per share:
Basic	293	296	293	296
Diluted	293	297	294	297

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	April 30, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,671	$1,590
Accounts receivable, net	1,249	1,291
Inventory	1,000	1,031
Other current assets	283	274
Total current assets	4,203	4,186

Property, plant and equipment, net	1,371	1,270
Goodwill	3,963	3,960
Other intangible assets, net	417	475
Long-term investments	177	164
Other assets	725	708
Total assets	$10,856	$10,763

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$461	$418
Employee compensation and benefits	326	371
Deferred revenue	533	505
Short-term debt	420	—
Other accrued liabilities	218	309
Total current liabilities	1,958	1,603

Long-term debt	2,136	2,735
Retirement and post-retirement benefits	99	103
Other long-term liabilities	449	477
Total liabilities	4,642	4,918

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125,000,000 shares authorized; none issued and outstanding at April 30, 2024 and October 31, 2023	—	—
Common stock; $0.01 par value; 2,000,000,000 shares authorized; 291,587,707 shares at April 30, 2024 and 292,123,241 shares at October 31, 2023, issued and outstanding	3	3
Additional paid-in-capital	5,458	5,387
Retained earnings	1,090	782
Accumulated other comprehensive loss	(337)	(327)
Total stockholders' equity	6,214	5,845
Total liabilities and stockholders' equity	$10,856	$10,763

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,	April 30,
	2024	2023
Cash flows from operating activities:
Net income	$656	$654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125	138
Share-based compensation	75	68
Deferred taxes	(7)	(1)
Excess and obsolete inventory related charges	23	15
Net (gain) loss on equity securities	(4)	14
Asset impairment charges	8	—
Change in fair value of contingent consideration	—	1
Other non-cash (income) expenses, net	(4)	2
Changes in assets and liabilities:
Accounts receivable, net	44	49
Inventory	3	(71)
Accounts payable	64	(101)
Employee compensation and benefits	(47)	(110)
Other assets and liabilities	(118)	36
Net cash provided by operating activities (a)	818	694

Cash flows from investing activities:
Payments to acquire property, plant and equipment	(193)	(133)
Proceeds from sale of equity securities	—	5
Payments to acquire equity securities	(3)	(1)
Proceeds from convertible note	—	4
Payments in exchange for convertible note	(8)	(5)
Payments to acquire businesses and intangible assets, net of cash acquired	—	(51)
Net cash used in investing activities	(204)	(181)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	43	35
Payment of taxes related to net share settlement of equity awards	(26)	(52)
Payments for repurchase of common stock	(230)	(160)
Payments of dividends	(138)	(133)
Repayments of long-term debt	(180)	—
Net proceeds from (repayment of) short-term debt	—	(35)
Payment for contingent consideration	—	(62)
Net cash used in financing activities	(531)	(407)

Effect of exchange rate movements	(2)	16

Net increase in cash, cash equivalents and restricted cash	81	122

Cash, cash equivalents and restricted cash at beginning of period	1,593	1,056

Cash, cash equivalents and restricted cash at end of period	$1,674	$1,178

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,671	$1,175
Restricted cash, included in other assets	3	3
Total cash, cash equivalents and restricted cash	$1,674	$1,178

(a) Cash payments included in operating activities:
Income tax payments, net of refunds received	$224	$128
Interest payments, net of capitalized interest	$40	$44

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2024		2023		2024		2023
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$308	$1.05	$302	$1.02	$656	$2.23	$654	$2.20
Non-GAAP adjustments:
Restructuring and other related costs	1	—	—	—	4	0.01	—	—
Asset impairments	—	—	—	—	8	0.03	—	—
Intangible amortization	26	0.09	38	0.12	52	0.18	74	0.25
Transformational initiatives	1	—	5	0.02	4	0.01	12	0.04
Acquisition and integration costs	(1)	—	5	0.02	1	—	7	0.02
Net (gain) loss on equity securities	(1)	—	4	0.01	(1)	—	16	0.06
Change in fair value of contingent consideration	—	—	—	—	—	—	1	—
Other	7	0.02	8	0.03	1	—	11	0.04
Adjustment for taxes (a)	15	0.06	15	0.05	11	0.04	8	0.03
Non-GAAP net income	$356	$1.22	$377	$1.27	$736	$2.50	$783	$2.64

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as the realized gain/loss due to sale of a business, windfall benefits on stock compensation, and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017. For the three months ended April 30, 2024, management used a non-GAAP effective tax rate of 12.46%. For the six months ended April 30, 2024, management used a non-GAAP effective tax rate of 13.00%. For the three and six months ended April 30, 2023, management used a non-GAAP effective tax rate of 13.75%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, net (gain) loss on equity securities and change in fair value of contingent consideration.

Restructuring and other related costs include incremental expenses incurred in the period associated with restructuring programs, usually aimed at changes in business and/or cost structure. Such costs may include one-time termination benefits, facility-related costs and contract termination fees.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Net (gain) loss on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Other includes certain legal costs and settlements, special compliance costs, acceleration of stock-based compensation expense and other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q2'24	Q2'23
Revenue	$754	$874
Gross Margin, %	59.4%	59.8%
Income from Operations	$186	$244
Operating margin, %	24.7%	27.9%

Diagnostics and Genomics Group

	Q2'24	Q2'23
Revenue	$417	$456
Gross Margin, %	53.7%	53.7%
Income from Operations	$86	$93
Operating margin, %	20.5%	20.5%

Agilent CrossLab Group

	Q2'24	Q2'23
Revenue	$402	$387
Gross Margin, %	50.2%	47.0%
Income from Operations	$123	$103
Operating margin, %	30.5%	26.6%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, amortization of intangibles, transformational initiatives and acquisition and integration costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q2'24	Q2'23	Year-over-Year % Change

Life Sciences and Applied Markets Group	$754	$874	(14)%
Diagnostics and Genomics Group	417	456	(9)%
Agilent CrossLab Group	402	387	4%
Agilent	$1,573	$1,717	(8)%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non GAAP Revenue by Segment	Q2'24	Q2'23	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$754	$874	(14)%	(13)%	-1 ppt	$(8)
Diagnostics and Genomics Group	417	453	(8)%	(8)%	—	(2)
Agilent CrossLab Group	402	387	4%	5%	-1 ppt	(4)
Agilent (Core)	$1,573	$1,714	(8)%	(7)%	-1 ppt	$(14)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.